                                                                    EXHIBIT 99.4


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the December 31, 2002 Form 10-QSB/A of Intrepid Technology & Resources, Inc., (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Dr. Jacob D. Dustin, certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

         This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

         A signed original of this written statement required by Section 906 has been provided to Intrepid Technology & Resources, Inc., and will be retained by Intrepid Technology & Resources, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 13 , 2003

/s/ Dr. Jacob D. Dustin


---------------------------------

Jacob D. Dustin


Vice President, Secretary, and Treasurer



                                       23